BY-LAWS

OF

CONCORDE CAREER COLLEGES, INC.

These By-Laws are adopted by this Corporation and are supplemental to the Delaware General Corporation Law as the same shall from time to time be in effect.

ARTICLE I.	NAME

Section 101.  Name. The name of the Corporation is Concorde Career Colleges, Inc.

Section 102.  State of Incorporation. The Corporation has been incorporated under the laws of the State of Delaware.

ARTICLE II.	REGISTERED AND PRINCIPAL OFFICES

Section 201.  Registered Office. The registered office of the Corporation in the State of Incorporation shall be located at such place within the State of Delaware as the Board of Directors may from time to time determine.

Section 202.  Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III.	STOCKHOLDERS

Section 301.  Place of Meetings. All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as shall be determined by the Board of Directors from time to time.

Section 302.  Annual Meetings. The annual meeting of the stockholders, for the election of directors and the transaction of other business which is properly brought before such meeting, shall be held at such place and at such time as the Board of Directors shall fix. Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

Section 303.  Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or by the stockholders entitled to cast at least one-half of the votes which all stockholders are entitled to cast at the particular meeting.

Section 304.  Absentee Participation in Meetings. Any stockholder may participate in a meeting of the stockholders by using of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 305.  Conduct of Stockholders’ Meetings. Subject to Section 903 hereof, the President shall preside at all stockholders’ meetings, or, in his or her absence, his or her designee. The officer presiding over the stockholders’ meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

Section 306.  Majority Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE IV.	DIRECTORS AND BOARD MEETINGS

Section 401.  Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 402.  Number of Directors. The Board of Directors shall consist of not less than four (4) directors. The number of directors to be elected, subject to the foregoing, shall be determined by resolution of the Board of Directors. The directors shall be elected by the stockholders at the annual meeting of stockholders to serve until the next annual meeting of stockholders.

Section 403.  Term of Directors. Each director shall serve until his or her successor is elected and qualifies, or until his or her earlier resignation or removal.

Section 404.  Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 405.  Removal. Directors of the Corporation may be removed at any time, with or without cause, by the affirmative vote of the stockholders entitled to vote a majority of all shares of common stock of the Corporation issued and outstanding.

Section 406.  Compensation of Directors. Unless the Board of Directors otherwise determines, directors shall not be entitled to any compensation for their services as directors. Any director may serve the Corporation in other capacities and be entitled to such compensation therefor as is determined by the Board of Directors.

Section 407.  Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. Notice of regular meetings of the Board of Directors need not be given.

Section 408.  Special Meetings. Special meetings of the Board of Directors may be called by any director or his or her designee or stockholder or stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board.

Section 409.  Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 410.  Absentee Participation in Meetings. Any director may participate in a meeting of the Board of Directors, a meeting of a committee established by the Board of Directors, or a meeting of the stockholders, by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 411.  Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the Board.

ARTICLE V.	OFFICERS

Section 501.  Officers. The Corporation may appoint a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other officers or assistant officers as the Board of Directors may from time to time deem advisable. Officers shall be appointed by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine.

Section 502.  President and Vice Presidents. The President and the Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors.

Section 503.  Treasurer. The Treasurer shall act under the direction of the President. The Treasurer shall have custody of the Corporation funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 504.  Secretary. The Secretary shall act under the direction of the President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President.

Section 505.  General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board or Directors.

Section 506.  Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

ARTICLE VI.	PERSONAL LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 601.  Personal Liability of Directors. Subject to the Certificate of Incorporation, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for any monetary damages for any breach of fiduciary duty by such director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Section 602.  Indemnification of Directors, Officers and Employees. Subject to the Certificate of Incorporation, the Corporation shall indemnify any person, to the fullest extent permitted by the Delaware General Corporation Law, against all costs, charges and expenses incurred or sustained by any such person in connection with any action, suit or proceeding to which such person may be made a party by reason of such person being an officer, director or employee of the Corporation or of any subsidiary or affiliate of the Corporation. Notwithstanding the foregoing, the Corporation’s obligations to indemnify any person pursuant to this Section 602 shall not be applicable and shall have no force or effect if such person is found to have engaged in self-dealing, misappropriation of funds, fraud or a material violation of the Corporation’s written financial policies, as approved by the Board of Directors (or a committee thereof) and the Corporation shall not be obliged to advance reimbursement of such person with regard to any such costs, charges and expenses in the event that self-dealing, misappropriation of funds, fraud or a material violation of the Corporation’s written financial policies, as approved by the Board of Directors (or a committee thereof), is alleged by the Corporation or the Board of Directors.

Section 603.  Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article VI.

ARTICLE VII.	SHARES OF CAPITAL STOCK

Section 701.  Authority to Sign Share Certificates. Every share certificate shall be signed by the President or one of the Vice Presidents and by the Secretary or one of the Assistant Secretaries.

Section 702.  Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such stockholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity agreement satisfactory in form and substance to the Board of Directors or the Secretary; and (c) satisfies any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors.

Section 703.  Transfer of Shares. Upon surrender to the Corporation or its transfer agent of a certificate for shares, duly endorsed for transfer by the person named in the certificate or by an attorney lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall record the transfer of such shares upon its books, issue a new certificate or certificates to the person or persons entitled thereto, and cancel the surrendered certificate.

ARTICLE VIII.	AMENDMENT OR REPEAL

Section 801.  Amendment or Repeal by Stockholders. These By-Laws may be amended or repealed, in whole or in part, by a vote of a majority of all of the shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the stockholders duly convened after notice to the stockholders of that purpose.

Section 802.  Amendment or Repeal by the Board of Directors. These By-Laws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors duly convened after notice to the Board of Directors of that purpose.

Section 803.  Recording Amendments and Repeals. The text of all amendments and repeals to these By-Laws, if any, shall be attached hereto, and a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the Board of Directors or the stockholders shall be made in Section 1002 hereof. No amendment of Section 601 will affect the right to indemnification or advancement of expenses with respect to events, acts or omissions occurring before the adoption of such amendment.

ARTICLE IX.	MISCELLANEOUS

Section 901.  Fiscal Year. The fiscal year of the Corporation shall be the twelve-month period ending on December 31 in each year.

Section 902.  Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer(s) or other person(s) as the Board of Directors may from time to time designate.

Section 903.  Designation of Presiding and Recording Officer. At any meeting of the stockholders, the stockholders who are present shall have the right to designate any person, whether or not an officer, director or stockholder, to preside over or record the proceedings of such meeting.

Section 904.  Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty days) prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Section 905.  Emergency By-Laws. In the event of any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, and until the termination of such emergency, the following By-Law provisions shall be in effect, notwithstanding any other provisions of these By-Laws:

(a)  A special meeting of the Board of Directors may be called by any officer or director upon one hour’s notice, and

(b)  The director or directors in attendance at the meeting shall constitute a quorum.

Section 906.  Severability. If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-Laws and such other provisions shall continue in full force and effect.

ARTICLE X.	ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND

REPEALS

Section 1001.  Adoption and Effective Date. These By-Laws have been adopted as the By-Laws of the Corporation as of June 20, 2006, and shall be effective as of that date.

Section 1002.  Amendments or Repeals of By-Laws.

Date Amended	Section Involved or Repealed	Adopted By